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                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Form 10-K of our report dated May 20, 1996, relating to the financial statements of Western Water Company, which is contained therein.





/s/ Harlan & Boettger LLP
---------------------------------------

Harlan & Boettger LLP



San Diego, California
May 28, 1998